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        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                               January 13, 1997



United USN, Inc.
10 S. Riverside Plaza, Suite 401
Chicago, Illinois 60606

               Re: United USN, Inc. Registration Statement on Form S-1 (No. 333-16947)
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Ladies and Gentlemen:

          We have acted as special counsel to United USN, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (No. 333-16947), as filed by the Company on November 27, 1996 with the Securities and Exchange Commission (the "Commission"), and Amendment No. 1 thereto, as filed by the Company with the Commission on January 13, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's (i) 9% Convertible Subordinated Discount Notes due 2004 ("Convertible Notes"), (ii) warrants ("Warrants") to purchase Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") and (iii) Class A Common Stock (collectively, the "Securities"). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

          The Convertible Notes were issued pursuant to an Indenture, dated as of September 30, 1996 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee").
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United USN, Inc.
January 13, 1997
Page 2


          The Warrants were issued pursuant to a Warrant Agreement, dated as of September 30, 1996 (the "Warrant Agreement"), between the Company and Harris Trust and Savings Bank, as Warrant Agent (the "Warrant Agent").

          The shares of Class A Common Stock are to be issued pursuant to (i) the Amended and Restated Certificate of Incorporation of the Company and (ii)(A) with respect to those shares issuable upon conversion of the Convertible Notes, the Indenture, and (B) with respect to those shares issuable upon exercise of the Warrants, the Warrant Agreement.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (ii) the Indenture, included as Exhibit 4.1 to the Registration Statement; (iii) the form of Convertible Note, attached as an exhibit to the Indenture; (iv) the Warrant Agreement, included as Exhibit 4.4 to the Registration Statement; (v) the form of Warrant certificate, attached as an exhibit to the Warrant Agreement; (vi) the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, as presently in effect; (vii) a specimen certificate relating to the Class A Common Stock; (viii) the Purchase Agreement, dated September 23, 1996 (the "Purchase Agreement"), by and among the Company and the initial purchasers (the "Initial Purchasers") of the Convertible Notes and Warrants; and (ix) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and
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United USN, Inc.
January 13, 1997
Page 3


records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that the execution and delivery by the Company of the Indenture and the Warrant Agreement and the performance of its obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or administrative order or decree of any governmental authority or
(iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the State of New York and, with respect to the Delaware General Corporation Law only, the State of Delaware. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. The Convertible Notes, assuming their execution by the Company and authentication by the Trustee in accordance with the provisions of the Indenture and the delivery thereof and payment therefor by the Initial Purchasers in accordance with the terms of the Purchase Agreement, are valid and binding obligations of the Company, entitled to the benefits of the Indenture and
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United USN, Inc.
January 13, 1997
Page 4


enforceable against the Company in accordance with their terms, except that (a) the enforcement thereof may be subject to (I) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(II) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) we express no opinion as to the enforceability of the waiver provisions contained in the Indenture.

          2. The Warrants, assuming their execution by the Company and countersignature by the Warrant Agent in accordance with the provisions of the Warrant Agreement and the Purchase Agreement and the delivery thereof and payment therefor by the Initial Purchasers in accordance with the terms of the Warrant Agreement and the Purchase Agreement, constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except that
(a) the enforcement thereof may be subject to (I) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(II) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) we express no opinion as to the waiver of the defense of an inconvenient forum contained in the Warrant Agreement.

          3. The shares of Class A Common Stock issuable upon conversion of the Convertible Notes, when delivered in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

          4. The shares of Class A Common Stock issuable upon exercise of the Warrants, when paid for and delivered in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration
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United USN, Inc.
January 13, 1997
Page 5


Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)